EXHIBIT 10.2
App No. 6906008
PROMISSORY NOTE – TERM
(Paycheck Protection Program)

Total Amount of Loan: $1,429,500.00
Interest Rate: Fixed Rate: 1.00% per annum.

Payment Schedule:

Specific Repayment Schedule

No principal or interest payments shall be due for the first six (6) months of this Note. Commencing on the seventh (7th) month anniversary of the date Customer executes this Note (“Note Date”) and continuing on the same day of each month thereafter, Customer shall make a monthly principal payment on the outstanding principal balance (after application of any loan forgiveness) in an amount that shall fully amortize the outstanding principal balance of the Loan by the Loan Due Date. Accrued interest shall be due and payable with each monthly principal payment. Bank will apply each installment payment first to pay interest accrued to the day Bank received the payment, then to bring principal current, and apply any remaining balance to reduce principal. The Note is payable in full on the Loan Due Date without further demand or action of the Bank.

First Payment Due Date: NOVEMBER 13, 2020 (Bank to Complete)
Loan Due Date: Two (2) years from the Date of Initial Disbursement (specified below) SBA Approval Date: 04/10/2020 SBA Loan Number: 19705971-00

1.

This Promissory Note (“Note”) is executed and delivered pursuant to the Loan Agreement (Unsecured) dated April 9, 2020 (“Agreement”) between ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (“Customer”) and 1st Source Bank (“Bank”). This Note memorializes a “loan” as defined in and made under the Agreement. All terms that are capitalized in this Note which are not otherwise defined in this Note shall have the meanings ascribed in the Agreement. This Note is subject in all respects to, the terms and conditions contained in the Agreement, all of which are incorporated by reference into this Note. These terms and conditions cover, among other things, events and circumstances that constitute a default by Customer, and Bank’s rights and remedies in respect of a Customer default.

2.

Customer promises to pay to Bank or to Bank’s order, at such office as Bank may direct, the unpaid principal balance of this Note and all other sums which become due under the Agreement, with interest commencing on the Date of Initial Disbursement, at the Interest Rate per annum specified herein, according to the Payment Schedule described above. The entire balance due under this Note is due and payable in full on the Loan Due Date.

3.

This is a “term” loan and is not a revolving credit arrangement. Customer has no right to receive a re-advance in the future of loan proceeds due to payments or other principal reductions in this Note. If the Total Amount of Loan shown above is not fully disbursed at the Date of Initial Disbursement, then Bank will make no further disbursement after sixty (60) days from the SBA Approval Date or if a default (as defined in the Agreement) exists. If that occurs, then Bank may recompute the amortization and repayment schedules and notify Customer of the recomputed payment schedule.

4.

Notwithstanding anything in this Note, the Agreement or any documents evidencing this loan (collectively, “Loan Documents”) to the contrary, Customer may prepay this Note. Customer may prepay twenty percent (20%) or less of the unpaid principal balance at any time without notice. If Customer prepays more than twenty percent (20%) and the loan has been sold on the secondary market, Customer must:

a.	Give Bank written notice;

b.	Pay all accrued interest; and

c.

If the prepayment is received less than twenty-one (21) days from the date Bank receives the notice, pay an amount equal to twenty-one (21) days’ interest from the date Bank receives the notice, less any interest accrued during the twenty-one (21) days and paid under subparagraph b., above.

If Customer does not prepay within thirty (30) days from the date Bank receives the notice, Customer must give Bank a new notice.

5.

This loan is being made by Bank to Customer pursuant to the Paycheck Protection Program (“PPP”), which is part of the Coronavirus Aid, Relief, and Economic Security Act (“Act”), and the provisions of the Act and the rules, regulations, and guidance applicable to loans under the PPP, as amended from time to time (“Rules”), are incorporated herein by reference. If a conflict exists between the terms of the Loan Documents and the Act or Rules, the Act or Rules will control and the terms of the Loan Documents will be amended by the effect and operation of the Act or Rules so that the legal effect of the Loan Documents conforms to the provisions of the Act and Rules, and the Loan Documents as amended shall remain in full force and effect in accordance with the Act and Rules. If all or part of any term of the Loan Documents is disallowed or impermissible under the Act or Rules, such term shall be deemed to be stricken from the Loan Documents, and the Loan Documents as amended shall remain in full force and effect in accordance with the Act and Rules. Customer represents and warrants that it will use the loan proceeds in compliance with the Act and Rules and only for permissible costs and expenses under the Act and Rules. Customer represents and warrants that all representations, authorizations, and certifications made by Customer in its application for the loan under the PPP are true, accurate, and correct as of the date hereof.

6.

All or part of the loan may be forgiven if Customer satisfies and complies with the terms and conditions for loan forgiveness under the Act and Rules. All loan forgiveness amounts must be calculated in accordance with the Act and Rules. Customer agrees to submit to Bank verifying documentation for loan forgiveness in accordance with the Act and Rules. No loan forgiveness will be available absent submission of the required verifying documentation.

Promissory Note Term PPP 04.08.2020	Page 1 of 2

7.

Notwithstanding any terms to the contrary in the Loan Documents, (a) Bank shall not collect any fees or costs from Customer relating to this loan; (b) no collateral and no personal guarantee is required in connection with the loan; and (c) Bank and SBA shall have no recourse against any individual shareholder, member or partner of Customer for non-payment of the loan, except to the extent that such shareholder, member, or partner uses the loan proceeds for an unauthorized purpose.

8.

Customer may not assign its rights in or delegate its duties under this Note without the prior written consent of Bank. Bank may assign its rights in or delegate its duties under this Note at any time without the consent of or notice to Customer.

9.

At the request of Bank, Customer agrees to promptly re-execute this Note and any other Loan Document if the loan was closed using a copy and/or to execute a replacement note and other Loan Documents as Bank may deem necessary or appropriate, in its sole discretion, to comply with the Act or Rules.

10.

Customer further represents, warrants, and certifies to Bank: (a) Customer has received a copy of the SBA Authorization (Paycheck Protection Program) regarding the loan; (b) Customer acknowledges that if Customer defaults on the loan, SBA may be required to pay Bank under the SBA Guarantee under the PPP, and SBA may then seek recovery on the loan (to the extent any balance remains after loan forgiveness); (c) Customer will keep books and records in a manner satisfactory to Bank, furnish financial statements as requested by Bank, and allow Bank and SBA to inspect and audit books, records and papers relating to Customer’s financial or business condition; and (d) Customer will not, without Bank’s consent, change its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business.

11.

When the SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Bank or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Customer may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law. Notwithstanding anything herein to the contrary, this Note is unsecured.

Executed by Customer on April 13 _, 20 20

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:	/s/ Bryan Merryman
Bryan Merryman, CEO

FOR BANK USE ONLY:
Date of Initial Disbursement: April 14 , 20 20

Promissory Note Term PPP 04.08.2020	Page 2 of 2